Exhibit 10.61E

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of April 22, 2019 (the “Fifth Amendment Effective Date”), is entered into by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Bank has made available to the Borrower certain term loans and lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, by and between the Borrower and the Bank, as amended by that certain First Amendment to Credit and Security Agreement dated as of July 9, 2013, as further amended by that certain Second Amendment to Credit and Security Agreement dated as of June 4, 2014, as further amended by that certain Third Amendment to Credit and Security Agreement and First Amendment to Revolving Line of Credit Note dated as of June 3, 2015, and as further amended by that certain Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note dated as of March 12, 2018 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time;

WHEREAS, the Borrower has requested that the Bank (i) amend the Credit Agreement to permit the HSBC Unsecured Guaranty and (ii) amend certain other terms and provisions of the Credit Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a)	Section 1.1(c) (Letter of Credit Subfeature) of the Credit Agreement is hereby amended by deleting the first sentence in its entirety and replacing it as follows:
(c) Letter of Credit Subfeature. As a subfeature under the Line of Credit,
Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue commercial or standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Three Million and 00/100 Dollars ($3,000,000.00).

(b)	Section 2.1 (Legal Status) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:
LEGAL STATUS. Borrower is (a) a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in

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good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower; and (b) not the target of any trade or economic sanctions promulgated by the United Nations or the governments of the United States, the United Kingdom, the European Union, or any other jurisdiction in which the Borrower is located or operates (collectively, “Sanctions”).

(c)	Section 4.2 (Accounting Records) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:
ACCOUNTING RECORDS. Maintain adequate books and records in accordance with GAAP consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower. If at any time any change in generally accepted accounting principles would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Loan Document, Borrower and Bank shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Bank a written reconciliation in form and substance reasonably satisfactory to Bank, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in generally accepted accounting principles.

(d)	Section 4.4 (Compliance) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:
COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence; and comply with the requirements of all laws, rules, regulations and orders of any jurisdiction in which the Borrower is located or doing business, or otherwise is applicable to Borrower, including, without limitation, (a) all Sanctions, (b) all laws and regulations that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, (c) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (d) the U.K. Bribery Act of 2010, as amended, and (e) any other applicable anti-bribery or anti-corruption laws and regulations.

(e)	Section 5.1 (Use of Funds) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:
USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof, or directly or indirectly use any such proceeds for the purpose of (a) providing financing to, or otherwise funding, any targets of Sanctions; or (b) providing financing for, or otherwise funding, any transaction which would be prohibited by Sanctions or would otherwise cause Bank or any of Bank’s affiliates to be in breach of any Sanctions.

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(f)	Section 5.4 (Guaranties) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:
GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than (i) pursuant to the HSBC Unsecured Guaranty or (ii) as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other Person.
(g)     Section 6.1 (Events of Default) of the Credit Agreement is hereby amended to include the following clause (p):

(p) The aggregate amount of the HSBC Unsecured Guaranty exceeds Six Million and 00/100 Dollars (6,000,000.00) for more than thirty (30) consecutive days.

(h)	Annex I (Certain Definitions) of the Credit Agreement is hereby amended by deleting the definition of Funded Debt and replacing it in its entirety as follows:
“Funded Debt” means the sum of all obligations for borrowed money (including the stated amount of all letters of credit (including Letters of Credit), and all outstanding borrowings under the Line of Credit and each Term Loan) plus obligations pursuant to any guarantee agreement (including pursuant to the HSBC Unsecured Guaranty) plus capital lease obligations.

(i)	Annex I (Certain Definitions) of the Credit Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:
“HSBC Unsecured Guaranty” means that certain Limited Guaranty, dated and in effect as of the date hereof, by the Borrower, as guarantor, in favor of The Hongkong and Shanghai Banking Corporation Limited, India Branch, in an aggregate amount not to exceed the lesser of either INR 450 Million and 00/100 (INR 450,000,000) and Six Million and 00/100 Dollars ($6,000,000.00).

Section 2.    Limited Amendment. Except as expressly set forth in this Amendment, the Credit Agreement, and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly set forth in this Amendment, this Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement, or any other Loan Document, (b) to prejudice any other right or remedies that Bank may now have or may have in the future under or in connection with the Credit Agreement, or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement, or the Loan Documents or any rights or remedies arising in favor of the Bank under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Bank, on the other hand. By its execution hereof, Borrower

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hereby acknowledges and agrees that this Amendment is a “Loan Document” and failure to comply with this Amendment shall constitute an Event of Default under the Credit Agreement.
Section 3.    Conditions to Effectiveness. This Amendment shall become effective as of the date when the following conditions have been met:
(a)    The Bank shall have received an original of this Amendment duly executed by the Borrower, and by the Bank (whether such parties shall have signed the same or different copies);
(b)    The Bank shall have been reimbursed by Borrower for all reasonable fees and third-party out-of-pocket charges and other expenses incurred in connection with this Amendment and the transactions contemplated thereby or otherwise due and owing pursuant to the Loan Documents as of the date hereof, including, without limitation, (y) the reasonable attorneys’ fees and expenses of Womble Bond Dickinson (US) LLP, as counsel to the Bank and (z) lien searches, title and recordation fees;
(c)    The Bank shall have received lien searches (including Uniform Commercial Code, judgments, bankruptcy and taxes) in form and scope satisfactory to the Bank with respect to the Borrower showing no existing Liens on the property of the Borrower except as permitted under the Credit Agreement;
(d)    The Bank shall have received the Borrower’s updated financial projections/statements;
(e)    The Bank shall have received the returned and cancelled Letter of Credit issued to
The Hongkong and Shanghai Banking Corporation Limited, India Branch by the Lender for the account of Borrower (no. [ ]), and

(f)    The Bank shall have received any other documents, agreements and instruments reasonably requested by the Bank in connection with the execution of this Amendment and the transactions contemplated thereby.

Section 4.    Representations and Warranties. After giving effect to the amendments set forth herein, Borrower hereby represents and warrants to the Bank that:
(a)    Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);
(b)     No Event of Default has occurred and is continuing as of the date hereof;

(c)	The execution, delivery, and performance of this Amendment have been authorized by all requisite corporate action;
(d)    The execution, delivery and performance by the Borrower of this Amendment, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation, bylaws, or other applicable formation or organizational documents,

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(ii) contravene any requirement of law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Bank, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a material adverse effect; and

(e)    This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

Section 5.    Confirmation of all Loan Documents. By its execution hereof, the Borrower hereby expressly (a) consents to the amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and each of the other Loan Documents and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and each of the other Loan Documents remain in full force and effect.
Section 6.    Expenses. The Borrowers shall reimburse the Bank upon demand for all reasonable and documented costs and expenses (including attorneys’ fees) incurred by the Bank and outstanding as of the date hereof, including, without limitation, costs incurred in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Amendment and the other agreements and documents executed and delivered in connection herewith, whether or not this Amendment becomes effective.
Section 7.    Certain References. On and after the effectiveness of this Amendment, each reference in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement and any other Loan Document as amended by this Amendment.
Section 8.    Counterparts.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Amendment may be exchanged via electronic means, and a facsimile of any party's signature shall be deemed to be an original signature for all purposes. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
Section 9.    Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby.
Section 10.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA

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APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

IN WITNESS WHEREOF, the Borrower and the Bank, on the day and year first written above, have caused this Amendment to be executed under seal.

BORROWER:
KEWAUNEE SCIENTIFIC CORPORATION

By:    /s/ Thomas D. Hull III
Name: Thomas D. Hull III
Title: President and Chief Executive Officer

[Fifth Amendment - Kewaunee Scientific Corporation]
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BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Michael J. Bennett
Name: Michael J. Bennett
Title: Senior Vice President

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